Exhibit 5.1


                      Opinion of Kirkpatrick & Lockhart LLP

                                                                December 5, 2001

Pharmaceutical Resources, Inc.
One Ram Ridge Road
Spring Valley, New York 10977

      Re: Sale of Common Stock, Preferred Stock and/or Warrants of Pharmaceutical Resources, Inc.

Ladies and Gentlemen:

      We have acted as counsel to Pharmaceutical Resources, Inc., a New Jersey corporation (the "Corporation"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission (the "Commission") on or about December 5, 2001. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Corporation with an aggregate initial offering price of up to $75,000,000: (i) common stock, par value $0.01 per share, of the Corporation (the "Common Stock"), (ii) one or more series of preferred stock, par value $0.0001 per share, of the Corporation (the "Preferred Stock"), and/or (iii) warrants that are exercisable for shares of Common Stock or shares of Preferred Stock (the "Warrants" and together with the Common Stock and/or the Preferred Stock, the "Securities").

      In connection with this opinion, we have examined copies of the Registration Statement, the Corporation's certificate of incorporation, as amended (the "Certificate of Incorporation"), and by-laws (the "By-Laws"), and the resolutions of the Board of Directors of the Corporation (the "Board") authorizing the issuance of the Securities. We also have examined such other documents, papers, statutes and authorities as we deemed necessary or appropriate to enable us to render the opinion hereinafter expressed. As to certain factual matters, we have relied upon certificates of officers of the Corporation and public officials and have not independently verified such matters.

      In rendering this opinion, we have assumed: the genuineness of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of officers and representatives of the Corporation and others; and the due authorization, execution and delivery of all documents, where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

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      In our  capacity as counsel to the  Corporation  in  connection  with such registration, we are familiar with the proceedings taken and proposed to be taken by the Corporation in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and New Jersey laws, in the manner presently proposed.

      We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any laws other than the federal laws of the United States of America and the New Jersey Business Corporation Act. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

      On the basis of the foregoing and in reliance thereon, and subject to the qualifications contained herein, we are of the opinion that:

      1. The Common Stock has been duly authorized by all necessary corporate action of the Corporation and when (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective; (ii) an appropriate prospectus supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable shares of Common Stock are to be sold pursuant to an underwriting agreement, such underwriting agreement with respect to the applicable shares of Common Stock has been duly authorized, executed and delivered by the Corporation and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance of the applicable shares of Common Stock and all matters related thereto; (v) the terms of the issuance and sale of the applicable shares of Common Stock have been duly established in conformity with the Certificate of Incorporation and By-Laws so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Corporation or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Corporation; (vi) the applicable shares of Common Stock have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any prospectus and prospectus supplement relating thereto; and (vii) certificates representing the applicable shares of Common Stock have been duly executed, signed, registered and delivered upon payment of the agreed upon consideration therefor in accordance with the underwriting agreement with respect to the Common Stock, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any prospectus and prospectus supplement relating thereto, the applicable shares of Common Stock will be validly issued, fully paid and nonassessable.

      2. The Preferred Stock has been duly authorized by all necessary corporate action of the Corporation and when (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective; (ii) an appropriate prospectus supplement with respect to the applicable Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and

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the  applicable  rules  and  regulations  thereunder;  (iii)  if the  applicable
Preferred Stock is to be sold pursuant to an underwriting agreement, such underwriting agreement with respect to the applicable Preferred Stock in the form filed as an exhibit to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Corporation and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance and terms of the applicable Preferred Stock and all matters related thereto, including the adoption of a certificate of designation relating to the applicable Preferred Stock in accordance with the applicable provisions of the New Jersey Business Corporation Act (the "Certificate of Designation"); (v) the filing of the Certificate of Designation with the Secretary of State of the State of New Jersey has duly occurred; (vi) the terms of the applicable Preferred Stock and of its issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation, relating to the applicable Preferred Stock and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation;
(vii) the applicable Preferred Stock has been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any prospectus and prospectus supplement relating thereto; and (viii) certificates representing the shares of the applicable Preferred Stock have been duly executed, signed, registered and delivered upon payment of the agreed upon consideration therefor in accordance with the underwriting agreement with respect to the Preferred Stock, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any prospectus and prospectus supplement relating thereto, (A) the shares of the applicable Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, and (B) if the applicable Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the applicable Preferred Stock will be validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the applicable Preferred Stock and the conversion or exchange thereof in accordance with the terms of the Certificate of Designation.

      3. The Warrants have been duly authorized by all necessary corporate action of the Corporation and when (i) the Registration Statement, as finally amended (including all post-effective amendments), has become effective; (ii) an appropriate prospectus supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the applicable Warrants are to be sold pursuant to an underwriting agreement, such underwriting agreement with respect to the Warrants, as will be filed as an exhibit to a Current Report of the Corporation on Form 8-K and incorporated by reference to the Registration Statement, or any post-effective amendment thereto, has been duly authorized, executed and delivered by the Corporation and the other parties thereto; (iv) the Board, including any appropriate committee appointed thereby, and the appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance and terms of the applicable Warrants and any warrant agreement associated therewith (the "Warrant Agreement") and all matters related thereto; (v) the terms of the applicable Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Corporation or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation; (vi) a Warrant Agreement conforming to the description thereof in any post-effective amendment to the Registration Statement, and any prospectus and prospectus supplement relating thereto, has been duly authorized, executed and delivered by the Corporation and any warrant agent named therein (the "Warrant Agent"); and (vii) the applicable Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Corporation in accordance with the provisions of the Warrant Agreement, have been offered, issued and sold in accordance with the terms of the Registration Statement, or any post-effective amendment thereto, and any prospectus and prospectus supplement relating thereto, have been issued and sold in accordance with the Warrant Agreement, and have been delivered to the purchasers thereof upon payment of the agreed upon consideration therefor in accordance with the underwriting agreement with respect to the applicable Warrants, or as otherwise contemplated in any post-effective amendment to the Registration Statement and any prospectus and prospectus supplement relating thereto, the applicable Warrants will be valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms.

      The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

      For purposes of the opinions rendered above, we have assumed that the Corporation will at all times in the future be duly incorporated and validly existing as a corporation under the laws of the State of New Jersey and have the corporate power and authority to issue and sell the Securities. To the extent that the obligations of the Corporation under any applicable Warrant Agreement and any applicable underwriting agreement, as the case may be, may be dependent upon such matters, we assume for purposes of the foregoing opinions the following facts at the time of the execution and delivery of such agreements: that the other party thereto is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such party is duly qualified to engage in the activities contemplated by the agreement; that the agreement has been duly authorized, executed and delivered by the other party and constitutes a legally valid, binding and enforceable obligation of the other party, enforceable against it in accordance with its terms; that the other party is in compliance, generally and with respect to acting in its designated capacity under such agreement, with all applicable laws and regulations; and that the other party has the requisite organizational and legal power and authority to perform its obligations under such agreement.

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      We hereby  consent to the filing of this  opinion with the  Commission  as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                          Very truly yours,

                                          /s/ Kirkpatrick & Lockhart LLP

                                          Kirkpatrick & Lockhart LLP